UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2005 (May 31, 2005)

GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

One Gaylord Drive
Nashville, Tennessee	37214

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 8.01. Other Events.

     On May 31, 2005, RQI Holdings, Ltd., a Hawaii corporation and an indirect wholly-owned subsidiary of Gaylord Entertainment Company (the “Company”), entered into a new joint venture arrangement with G.O. IB-SIV US, LLC, a Delaware limited liability company and an affiliate of DB Real Estate, Deutsche Asset Management and Deutsche Bank (“IB-SIV” and such joint venture, the “Joint Venture”), to complete the previously disclosed purchase of the 716 room Aston Waikiki Beach Hotel and related assets located in Honolulu, Hawaii (the “Hotel”) for an aggregate purchase price of $107.0 million (the “Hotel Acquisition”). Pursuant to the terms of the Joint Venture arrangement, the Company holds a 19.9% ownership interest in the Joint Venture, has contributed approximately $4.8 million in cash for such ownership interest and will contribute additional funds as needed for its pro-rata share of specified construction costs associated with the redevelopment of the Hotel. In addition, under the Joint Venture arrangement, ResortQuest Hawaii, LLC, a Hawaii limited liability company and an indirect wholly-owned subsidiary of the Company (“ResortQuest Hawaii”), secured a 20-year hotel management agreement from the Joint Venture. Pursuant to the terms of the hotel management agreement, ResortQuest Hawaii will be responsible for the day-to-day operations of the Hotel in accordance with the Joint Venture’s business plan. The Company will account for its investment in the Joint Venture under the equity method of accounting.

     The Joint Venture financed the Hotel Acquisition by entering into a series of loan transactions with Greenwich Capital Financial Products, Inc. (the “Lender”) consisting of (i) a $70.0 million loan secured by the Hotel (the “Senior Loan”) and (ii) a $16.25 million mezzanine loan secured by the ownership interest of RHAC (defined below) owned by RHAC Mezzanine (defined below) (the “Mezzanine Loan” and together with the Senior Loan, the “Hotel Loans”). The borrower under the Senior Loan is RHAC, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of the Joint Venture (“RHAC”). The borrower under the Mezzanine Loan is RHAC Mezzanine, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Joint Venture (“RHAC Mezzanine” and together with RHAC, the “Borrowers”). RHAC Mezzanine is the sole member of RHAC.

     Pursuant to the Hotel Loans, G.O. IB-SIV Feeder, LLC, a Delaware limited liability company and the sole member of G.O. IB-SIV US, LLC (the “Guarantor”), entered into two separate Guaranties of Recourse Obligations with the Lender whereby it guaranteed certain of the Borrowers’ obligations under the Hotel Loans (i) in the event of certain types of fraud, breaches of environmental representations or warranties, or breaches of special purpose entity covenants by either of the Borrowers, on the one hand, or (ii) in the event of certain bankruptcy or reorganization proceedings of either of the Borrowers, on the other hand (the “Guaranties”). As a part of the Joint Venture arrangement and simultaneously with the closing of the Hotel Acquisition, the Company entered into a Contribution Agreement with the Guarantor, whereby the Company agreed that, in the event that the Guarantor is required to make any payments pursuant to the terms of the Guaranties, it will contribute to the Guarantor an amount equal to 19.9% of any such guaranty payments made by the Guarantor (the “Contribution Agreement”).

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Item 9.01. Financial Statements and Exhibits.

4.1	Pursuant to Item 601(b)(iii) of Regulation S-K, the Company will furnish a copy of the Contribution Agreement and related documents to the Commission upon request.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY
Date: June 6, 2005	By:	/s/ Carter R. Todd
		Name:	Carter R. Todd
		Title:	Senior Vice President, General Counsel and Secretary

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